Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment Number 4 to Form S-1 of our report dated May 18, 2011, relating to the financial statements of India Ecommerce Corporation. We also consent to the reference to our firm under the headings “Experts” in such registration statement.

/s/L.L. Bradford & Company, LLC
Las Vegas, Nevada
January 13, 2012